UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by PHH Corporation (the “Company”) on June 28, 2017 (the “Original 8-K”).  The Original 8-K was filed to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders held on June 28, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision regarding how frequently the Company will hold shareholder advisory votes on the compensation of named executive officers (“Say-on-Pay Votes”).  No other changes have been made to the Original 8-K.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on, among other matters, an advisory proposal concerning the frequency of Say-on-Pay Votes. As reported in the Original 8-K, a majority of the votes cast by the stockholders at the Annual Meeting indicated a preference that Say-on-Pay Votes be held on an annual basis. In accordance with the original recommendation of the Company’s Board of Directors set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2017, and consistent with stockholder preference, the Company intends to continue holding Say-on-Pay Votes on an annual basis until the next required advisory vote on the frequency of Say-on-Pay Votes, which will be no later than the Company’s annual meeting of stockholders in 2023, or until the Company’s Board of Directors otherwise determines that a different frequency for Say-on-Pay Votes is in the best interests of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William Brown
	Name:	William Brown
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: October 27, 2017